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                                  Exhibit 2.1



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                                                            CONFORMED COPY



                         AGREEMENT AND PLAN OF MERGER


                                     AMONG


                        BARRETT RESOURCES CORPORATION,


                              VANILLA CORPORATION


                                      AND


                           PLAINS PETROLEUM COMPANY


                            DATED AS OF MAY 2, 1995



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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Parties and Recitals...................................................    1


                                    ARTICLE I
                                   THE MERGER

Section 1.1  The Merger..................................................  1
Section 1.2  Effective Time..............................................  2
Section 1.3  Effects of the Merger.......................................  2
Section 1.4  Certificate of Incorporation,
                By-laws and Directors....................................  2
Section 1.5  Conversion of Securities....................................  2
Section 1.6  Parent to Make Certificates Available.......................  3
Section 1.7  Dividends; Transfer Taxes...................................  4
Section 1.8  No Fractional Securities....................................  5
Section 1.9  Return of Exchange Fund.....................................  5
Section 1.10 Adjustment of Exchange Ratio................................  5
Section 1.11 No Further Ownership Rights in Company
                Common Stock.............................................  6
Section 1.12 Closing of Company Transfer Books...........................  6
Section 1.13 Further Assurances..........................................  6
Section 1.14 Closing.....................................................  6

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF PARENT

Section 2.1  Organization, Standing and Power............................  7
Section 2.2  Capital Structure...........................................  7
Section 2.3  Authority; Non-Contravention................................  8
Section 2.4  SEC Documents............................................... 10
Section 2.5  Engineering Reports......................................... 10
Section 2.6  Oil and Gas Reserve Information............................. 11
Section 2.7  Registration Statement and Proxy Statement.................. 12
Section 2.8  Absence of Material Adverse Change.......................... 13
Section 2.9  Pooling of Interests; Reorganization........................ 13
Section 2.10 Taxes....................................................... 14
Section 2.11 Title to Property........................................... 14
Section 2.12 Employee Benefit Plans...................................... 15
Section 2.13 Labor Matters............................................... 15
Section 2.14 Environmental Matters....................................... 16
Section 2.15 Litigation.................................................. 18
Section 2.16 Governmental Licenses and Permits;
                Compliance with Law...................................... 18
Section 2.17 Required Vote of Parent Stockholders........................ 18
Section 2.18 Opinion of Financial Advisor................................ 19
Section 2.19 Brokers..................................................... 19


                                       (i)
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                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1  Organization, Standing and Power............................ 19
Section 3.2  Capital Structure........................................... 19
Section 3.3  Authority; Non-Contravention................................ 20
Section 3.4  SEC Documents............................................... 21
Section 3.5  Engineering Reports......................................... 22
Section 3.6  Oil and Gas Reserve Information............................. 22
Section 3.7  Registration Statement and Proxy Statement.................. 23
Section 3.8  Absence of Material Adverse Change.......................... 24
Section 3.9  Pooling of Interests; Reorganization........................ 24
Section 3.10 Taxes....................................................... 25
Section 3.11 Title to Property........................................... 25
Section 3.12 Employee Benefit Plans...................................... 25
Section 3.13 Labor Matters............................................... 26
Section 3.14 Environmental Matters....................................... 27
Section 3.15 Litigation.................................................. 28
Section 3.16 Governmental Licenses and Permits;
                Compliance with Law...................................... 28
Section 3.17 Required Vote of the Company Stockholders................... 28
Section 3.18 Company Action.............................................. 28
Section 3.19 Section 203 of the DGCL Not Applicable...................... 29
Section 3.20 Amendment to Company Rights Agreement....................... 29
Section 3.21 Opinion of Financial Advisor................................ 29
Section 3.22 Brokers..................................................... 29

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

Section 4.1  Organization and Standing................................... 30
Section 4.2  Capital Structure........................................... 30
Section 4.3  Authority; Non-Contravention................................ 30

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1  Conduct of Business Pending the Merger...................... 31
Section 5.2  No Solicitation............................................. 34
Section 5.3  Pooling of Interests; Reorganization........................ 35
Section 5.4  Conduct of Business of Sub Pending the
                Merger................................................... 36

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

Section 6.1  Stockholder Approval........................................ 36
Section 6.2  Registration Statement and Proxy Statement.................. 37
Section 6.3  Access to Information....................................... 37
Section 6.4  Compliance with the Securities Act; Pooling................. 38
Section 6.5  Stock Exchange Listing...................................... 39
Section 6.6  Fees and Expenses........................................... 39
Section 6.7  Company Stock Options....................................... 40
Section 6.8  Reasonable Efforts.......................................... 41


                                      (ii)
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Section 6.9  Public Announcements........................................ 42
Section 6.10 Real Estate Transfer and Gains Tax.......................... 42
Section 6.11 Indemnification; Directors and Officers
                Insurance................................................ 42
Section 6.12 Employee Benefits........................................... 43
Section 6.13 Stay Bonuses; Merit Bonuses; Severance
                Policy................................................... 44

                                   ARTICLE VII
                       CONDITIONS PRECEDENT TO THE MERGER

Section 7.1  Conditions to Each Party's Obligation to
                Effect the Merger........................................ 45
Section 7.2  Conditions to Obligation of the Company to
                Effect the Merger........................................ 46
Section 7.3  Conditions to Obligations of Parent and Sub
                to Effect the Merger..................................... 50

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

Section 8.1  Termination................................................. 54
Section 8.2  Effect of Termination....................................... 56
Section 8.3  Amendment................................................... 56
Section 8.4  Waiver...................................................... 57

                                   ARTICLE IX
                               GENERAL PROVISIONS

Section 9.1  Non-Survival of Representations and
                Warranties............................................... 57
Section 9.2  Notices..................................................... 57
Section 9.3  Interpretation.............................................. 58
Section 9.4  Counterparts................................................ 58
Section 9.5  Entire Agreement; No Third-Party
                Beneficiaries............................................ 58
Section 9.6  Governing Law............................................... 59
Section 9.7  Assignment.................................................. 59
Section 9.8  Severability................................................ 59
Section 9.9  Enforcement of This Agreement............................... 59
Section 9.10 Jurisdiction and Venue...................................... 59


                                      (iii)
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                          AGREEMENT AND PLAN OF MERGER



            AGREEMENT AND PLAN OF MERGER, dated as of May 2, 1995 (this "Agreement"), among Barrett Resources Corporation, a Delaware corporation ("Parent"), Vanilla Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Plains Petroleum Company, a Delaware corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                              W I T N E S S E T H:


            WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared fair to and advisable and in the best interests of their respective stockholders the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, par value $.01 per share, of Parent ("Parent Common Stock");

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests; and

            WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

            NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGER

            Section 1.1 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). At the election of Parent, any direct wholly-owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing. Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. Notwithstanding the foregoing, Sub may elect at any time prior to the Merger, instead of merging into the Company as provided above, to merge the Company with and into Sub; PROVIDED, HOWEVER, that the Company shall not be deemed to have breached any of its representations, warranties or covenants herein solely by reason of such election. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and, where appropriate, to provide that Sub shall be the Surviving Corporation and will continue under the name "Plains Petroleum Company."

            Section 1.2 EFFECTIVE TIME. The Merger shall become effective when the Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; PROVIDED, HOWEVER, that, upon mutual consent of the Constituent Corporations the Certificate of Merger may provide for a later date of effectiveness of the Merger not more than 30 days after the date the Certificate of Merger is filed. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is accepted for record or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

            Section 1.3 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in Section 259 of the DGCL.

            Section 1.4 CERTIFICATE OF INCORPORATION, BY-LAWS AND DIRECTORS. The Certificate of Incorporation and By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation or by applicable law.

            Section 1.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of the Company:

            (a) All shares of Company Common Stock, and the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of May 12, 1988, as

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amended (the "Rights Agreement"), between the Company and Chemical Bank
(successor to the Manufacturers Hanover Trust Company), as Rights Agent, that are held in the treasury of the Company or by any wholly-owned Subsidiary (as hereinafter defined) of the Company and any shares of Company Common Stock (and associated Rights) owned by Parent, Sub or any other wholly-owned Subsidiary of Parent shall be cancelled and no capital stock of Parent or other consideration shall be delivered in exchange therefor.

            (b) Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

            (c) Subject to the provisions of Sections 1.8 and 1.10 hereof, each share of Company Common Stock (and associated Right) issued and outstanding immediately prior to the Effective Time (other than shares (and associated Rights) to be cancelled in accordance with Section 1.5(a)) shall be converted into 1.30 shares (the "Exchange Ratio") of validly issued, fully paid and nonassessable shares of Parent Common Stock. All such shares of Company Common Stock (and associated Rights), when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a Certificate (as defined in Section 1.6(a)) representing any such shares (and associated Rights) shall cease to have any rights with respect thereto, except the right to receive certain dividends and other distributions as contemplated by Section 1.7 and shares of Parent Common Stock and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with Section 1.6.

            Section 1.6  PARENT TO MAKE CERTIFICATES AVAILABLE.

            (a) EXCHANGE OF CERTIFICATES. Parent and the Company shall authorize The Bank of Boston (or such other person or persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of certificates which immediately prior to the Effective Time represented shares of Company Common Stock (and associated Rights) (the "Certificates") certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto payable as provided in Section 1.7, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.5(c) in exchange for outstanding shares of Company Common Stock (and associated Rights).

            (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder

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of record of a Certificate whose shares (and associated Rights) were converted pursuant to Section 1.5 into shares of Parent Common Stock a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and shall be in such form and contain such other provisions as Parent and the Company may reasonably specify). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to this Article I, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 1.6, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, the certificate representing the appropriate number of shares of Parent Common Stock, cash in lieu of fractional shares as contemplated by
Section 1.8 and certain dividends and other distributions as contemplated by
Section 1.7.

            Section 1.7 DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing Parent Common Stock until such persons surrender their Certificates, as provided in Section 1.6, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.8 until such holder of such Certificate shall so surrender such Certificate. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such Parent Common Stock (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such Parent Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of Parent Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

            Section 1.8 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split or combination shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent. In lieu of any such fractional securities, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock then held of record by such holder) shall receive cash (without interest) in an amount equal to the product of such fractional part of a share of Company Common Stock multiplied by the Closing Price. As used in this Agreement, (i) "Closing Price" means the average of the midpoint of the daily high and low trading prices of Parent Common Stock, rounded to four decimal places, as reported under New York Stock Exchange Composite Transactions Reports in THE WALL STREET JOURNAL for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the date of the Closing and (ii) "Trading Day" means a day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading.

            Section 1.9 RETURN OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the former stockholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. None of Parent, the Company or the Surviving Corporation shall be liable to any holder of shares of Company Common stock (and associated Rights) for shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            Section 1.10 ADJUSTMENT OF EXCHANGE RATIO. Subject to Section 5.1(a), in the event of any reclassification, recapitalization, stock split, stock combination, stock dividend or share exchange with respect to Parent Common Stock or Company Common Stock, as the case may be, (or if a record date with respect to any of the foregoing should occur) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Exchange Ratio, and all references to the Exchange Ratio in this Agreement shall be deemed to be to the Exchange Ratio as so adjusted.

            Section 1.11 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Sections 1.7 or 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock (and associated Rights), subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distribution with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement.

            Section 1.12 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock (and associated Rights) shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this
Article I.

            Section 1.13 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

            Section 1.14 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bearman Talesnick & Clowdus Professional Corporation, 1200 Seventeenth Street, Suite 2600, Denver, Colorado, at 10:00 a.m. local time, on the second business day after the day on which the last of the conditions set forth in

Article VII hereof shall have been fulfilled or waived or at such other time and place as Parent and the Company shall agree.


                                  ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent represents and warrants to the Company as follows:

            Section 2.1 ORGANIZATION, STANDING AND POWER. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. Parent and each of its Significant Subsidiaries (as hereinafter defined) is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of Parent and its Significant Subsidiaries taken as a whole or the Company and its Significant Subsidiaries taken as a whole, as the case may be, (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity and (c) "Significant Subsidiary" means any Significant Subsidiary within the meaning of Rule 1-02 of Regulation S-X of the United States Securities and Exchange Commission (the "SEC").

            Section 2.2 CAPITAL STRUCTURE. As of the date hereof, the authorized capital stock of Parent consists of 17,000,000 shares of Parent Common Stock and 1,000,000 shares of Preferred Stock, par value $.001 per share ("Parent Preferred Stock"). At the close of business on April 28, 1995 (i) 11,956,238 shares of Parent Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, (ii) 704,500 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options for Parent Common Stock, (iii) 228,500 shares of Parent Common Stock were reserved for issuance under Parent's 1990 Stock Option Plan, the 1994 Stock Option Plan and the Non-Discretionary Stock Option Plan, (iv)

1,322 shares of Parent Common Stock were held by Parent in its treasury and (v) no shares of Parent Preferred Stock were issued and outstanding. There are no outstanding stock appreciation rights ("SARs"). All of the shares of Parent Common Stock issuable in exchange for Company Common Stock (and associated Rights) at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be, subject to official notice of issuance, either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("Nasdaq") or held of record by more than 2,000 stockholders. Except for options granted pursuant to Parent's 1990 Stock Option Plan, the 1994 Stock Option Plan and the Non-Discretionary Stock Option Plan, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its Significant Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or of any of its Significant Subsidiaries. True and correct copies of all agreements, instruments and other governing documents relating to the Parent's 1990 Stock Option Plan, the 1994 Stock Option Plan and the Non-Discretionary Stock Option Plan have been furnished to the Company.

            Section 2.3 AUTHORITY; NON-CONTRAVENTION. The Board of Directors of Parent has declared fair to and advisable and in the best interests of the stockholders of Parent an amendment to Parent's Certificate of Incorporation to increase the number of authorized shares of Parent Common Stock to 35,000,000 shares (the "Charter Amendment") and the issuance of shares of Parent Common Stock pursuant to the Merger (the "Share Issuance"). Parent has all requisite power and authority to enter into this Agreement and, subject to the approval of the Charter Amendment and the Share Issuance by the stockholders of Parent, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent, subject to such approval of the Charter Amendment and the Share Issuance by the stockholders of Parent. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Charter Amendment, the Share Issuance and the filing of a registration statement with the SEC by Parent on Form S-4 under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (together with any amendments or supplements thereto, the "Registration Statement") has been duly authorized by Parent's Board of Directors. Except as set forth in Section 2.3 of the disclosure statement of Parent dated as of the date hereof previously furnished to the Company (the "Parent Disclosure Schedule"), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Significant Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws (true and complete copies of which as of the date hereof have been delivered to the Company) of Parent or any provision of the comparable charter or organization documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Significant Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Significant Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. Except as set forth on Section 2.3 of the Parent Disclosure Schedule, no filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by Parent or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with applicable taxes, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Improvements Act"), and (vii) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

            Section 2.4 SEC DOCUMENTS. Parent has filed all required documents with the SEC since January 1, 1993 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of Parent or any Subsidiary of Parent of which the executive officers of Parent have knowledge and which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of Parent included in the Parent SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on Parent.

            Section 2.5 ENGINEERING REPORTS. All information supplied to Ryder Scott Company by or on behalf of Parent and its Subsidiaries that was material to such firm's review of Parent's estimates of oil and gas reserves attributable to the Oil and Gas

Interests of Parent and its Subsidiaries in connection with the preparation of the oil and gas reserve engineering report concerning the Oil and Gas Interests of Parent and its Subsidiaries as of September 30, 1994 reviewed by Ryder Scott Company (the "Parent Engineering Report") was (at the time supplied or as modified or amended prior to the issuance of the Parent Engineering Report) true and correct in all material respects. For purposes of this Agreement "Oil and Gas Interests" means, when used with respect to Parent or the Company or each of their respective Subsidiaries, as the case may be, direct and indirect interests in and rights with respect to oil, gas, helium, carbon dioxide, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, royalty, and overriding royalty interests, production payments, operating rights, net profit interests, other nonworking interests, and nonoperating interests; all interests in and rights with respect to oil, condensate, gas, casinghead gas, helium, carbon dioxide and other liquid or gaseous hydrocarbons (collectively, "Hydrocarbons") and other minerals or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmissions, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since September 30, 1994, and except for changes (including changes in commodity prices) generally affecting the oil and gas industry on a nationwide basis, there has been no Material Adverse Change in respect of Parent regarding the matters addressed in the Parent Engineering Report.

            Section 2.6 OIL AND GAS RESERVE INFORMATION. Except as otherwise set forth in Section 2.6 of the Parent Disclosure Schedule:

            (a) None of the wells included in the Oil and Gas Interests of Parent and its Subsidiaries has been overproduced such that it is subject or liable to being shut-in or to any other overproduction penalty, except where any such overproduction would not have a Material Adverse Effect on Parent;

            (b) There have been no changes proposed in the production allowables for any wells included in the Oil and Gas Interests of Parent and its Subsidiaries that would have a Material Adverse Effect on Parent;

            (c) All wells included in the Oil and Gas Interests of Parent and its Subsidiaries have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations, except where any failure or violation would not have a Material Adverse Effect on Parent;

            (d) Neither Parent nor its Subsidiaries has agreed to or is now obligated to abandon any well included in the Oil and Gas Interests of Parent and its Subsidiaries that is not or will not be abandoned and reclaimed in accordance with the applicable laws, rules, and regulations and good oil and gas industry practices, except where any abandonment would not have a Material Adverse Effect on Parent;

            (e) Proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests of Parent and its Subsidiaries are being received by Parent and its Subsidiaries in a timely manner and are not being held by third parties in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $1,000,000 and held in suspense in the ordinary course of business); and

            (f) No person has any call on, option to purchase, or similar rights with respect to the Oil and Gas Interests of Parent and its Subsidiaries or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, Parent or its Subsidiaries will have the right to market production from the Oil and Gas Interests of Parent and its Subsidiaries on terms no less favorable than the terms upon which such company is currently marketing such production, except where any call or option would not have a Material Adverse Effect on Parent.

            Section 2.7 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meetings (as defined in Section 6.1) will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Parent. The Registration Statement will comply (with respect to Parent and Sub) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to Parent and Sub) as to form in all material respects with the provisions of the Exchange Act.

            Section 2.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in the Parent SEC Documents filed with the SEC prior to the date hereof, there has not been any Material Adverse Change with respect to Parent (other than changes in generally accepted accounting principles or interpretations thereof that affect the oil and gas industry generally or changes in general economic conditions that affect the oil and gas industry on a nationwide basis).

            Section 2.9 POOLING OF INTERESTS; REORGANIZATION. To the knowledge of Parent, neither Parent nor Sub has (i) taken any action or failed to take any action which action or failure to take action would jeopardize the treatment of Sub's combination with the Company in the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) Sub is wholly owned directly by Parent, and Sub has never owned or held any assets and has never incurred any liabilities, except for assets transferred to Sub in connection with its incorporation, all of which assets will be held by the Surviving Corporation immediately following the Merger, (ii) Parent has no plan or intention: to cause the Surviving Corporation to issue any shares of stock following the Merger, to reacquire any of the Parent Common Stock issued in the Merger, to liquidate the Surviving Corporation, to merge the Surviving Corporation with or into another corporation, to sell or otherwise dispose of any stock of the Surviving Corporation, or to cause the Surviving Corporation to sell or otherwise dispose of (except in the ordinary course of business) any of its assets, (iii) following the Merger, the Surviving Corporation will continue at least one significant historic business line of the Company, or use at least a significant portion of the

Company's historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d) and (iv) neither Parent nor any of its Subsidiaries own, nor have any of them owned during the past five years, any capital stock of the Company.

            Section 2.10  TAXES.  Except as otherwise set forth in Section
2.10 of the Parent Disclosure Schedule, (i) Parent and each Significant Subsidiary has filed all material Tax Returns required to have been filed on or before the date hereof or extensions have been duly obtained; (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been timely paid or extensions have been duly obtained or such taxes have been adequately provided for or are being timely and properly contested; (iii) neither Parent nor any Significant Subsidiary has waived any statute of limitations in respect of Taxes of Parent or such Subsidiary; (iv) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for or are being timely and properly contested; and (vii) neither Parent nor any Significant Subsidiary of Parent is a party to an income Tax allocation or sharing agreement with respect to a group of corporations filing tax returns on a combined, consolidated or unitary basis. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

            Section 2.11  TITLE TO PROPERTY.  Except as set forth on Section
2.11 of the Parent Disclosure Schedule, Parent or its Subsidiaries has good and, with respect to real property, marketable title to all of the material assets reflected on the consolidated financial statements of Parent included in the Parent SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind (collectively, "Liens") except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith and (ii) any Liens arising by operation of law securing obligations not yet overdue. Notwithstanding the foregoing, title to the Oil and Gas Interests of Parent and its Subsidiaries is of the type customarily acceptable to prudent investors in Oil and Gas Interests in the area where such Oil and Gas Interests of Parent and its Subsidiaries are located.

            Section 2.12 EMPLOYEE BENEFIT PLANS. With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of Parent or any Subsidiary of Parent (collectively, the "PARENT PLANS"), except as set forth in the Parent SEC Documents and except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent: (i) none of the Parent Plans is a multiemployer plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) none of the Parent Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law in the applicable jurisdiction and, outside of the United States, in accordance with local custom and practice; (iii) each Parent Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Parent Plan; (iv) each Parent Plan has been operated in all respects in accordance with its terms and the requirements of applicable law; (v) neither Parent nor any Subsidiary of Parent has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Parent Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability; and (vi) Parent and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act. Except as set forth in the Parent SEC Documents, the aggregate accumulated benefit obligations of each Parent Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Parent
Plan) do not exceed the fair market value of the assets of such Parent Plan (as of the date of such valuation).

            Section 2.13 LABOR MATTERS. (a) Neither Parent nor any of its Significant Subsidiaries is a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (b) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of Parent, threatened, with regard to employees of Parent or any Significant Subsidiary; (c) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Significant Subsidiaries; (d) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of Parent are there any campaigns being conducted to solicit cards from the employees of Parent or any Significant Subsidiary of Parent to authorize representation by any labor organization; (e) neither Parent nor any Significant Subsidiary of Parent is a party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Parent or any Significant Subsidiary of Parent; and (f) Parent and each Significant Subsidiary of Parent are in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on Parent.

            Section 2.14  ENVIRONMENTAL MATTERS.  (a)  Except as set forth on
Section 2.14 of the Parent Disclosure Schedule and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Parent, to the knowledge of the executive officers of Parent:

            (i) Parent and its Subsidiaries hold, and are in compliance with and have been compliance with for the last two years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last two years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by Parent and its Subsidiaries with Environmental Laws;

            (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby or the operation of the business of Parent or any of its Subsidiaries on the date of the Closing;

            (iii) neither Parent nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against Parent or any of its Subsidiaries;

            (iv) neither Parent nor any of its Subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

            (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Parent or any Subsidiary of Parent would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

            (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Parent or any of its Subsidiaries under any Environmental Laws.

            (b) For purposes of this Agreement, the terms below shall have the following meanings:

            "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to Parent or any of its Subsidiaries (or, for purposes of Section 3.14, the Company or any of its Subsidiaries) asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

            "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for Parent or any of its Subsidiaries (or, for purposes of Section 3.14, the Company or any of its Subsidiaries) to conduct their operations as presently conducted.

            "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

            "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

            Section 2.15 LITIGATION. Except as set forth in Section 2.15 of the Parent Disclosure Schedule and except as disclosed prior to the date hereof in the Parent SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on Parent or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Parent or any of its Subsidiaries is subject that would have a Material Adverse Effect on Parent or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby.

            Section 2.16 GOVERNMENTAL LICENSES AND PERMITS; COMPLIANCE WITH LAW. Except as disclosed prior to the date hereof in the Parent SEC Documents, since December 31, 1994, neither Parent nor any of its Significant Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on Parent. To the knowledge of the executive officers of Parent, the conduct of the business of each of Parent and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

            Section 2.17 REQUIRED VOTE OF PARENT STOCKHOLDERS. The affirmative vote of the holders of not less than a majority of the outstanding shares of Parent Common Stock is required to approve the Charter Amendment and the Share Issuance. No other vote of the stockholders of Parent is required by law, the Certificate of Incorporation or By-laws of Parent or otherwise in order for Parent to consummate the Merger and the other transactions contemplated hereby.

            Section 2.18 OPINION OF FINANCIAL ADVISOR. On the date hereof, Parent has received the written opinion of Petrie Parkman & Co., Inc. to the effect that the Merger is fair to the stockholders of Parent from a financial point of view.

            Section 2.19 BROKERS. No broker, investment banker or other person, other than Petrie Parkman & Co., Inc., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub. Parent has previously delivered to the Company a true, correct and complete copy of any engagement or fee agreement between Parent and its Subsidiaries, on the one hand, and Petrie Parkman & Co., Inc. on the other.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Parent and Sub as follows:

            Section 3.1 ORGANIZATION, STANDING AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its Significant Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

            Section 3.2 CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"). At the close of business on April 28, 1995, (i) 9,828,533 shares of Company Common Stock were issued and outstanding, (ii) 494,859 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Company Stock Options (as defined in Section 6.7), (iii) 18,201 shares of Company Common Stock were held by the Company in its treasury, and (iv) 200,000 shares of Preferred Stock were reserved for Series A Junior Participating Preferred Stock in connection with the Rights Agreement. There are no outstanding SARs. All outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except for (i) the Company Stock Options outstanding as of April 28, 1995, (ii) the obligations of the Company under the Plains Petroleum Company 401(k) Plan and Trust (the "401(k) Plan") and the Plains Petroleum Company Profit Sharing Plan and Trust (the "Company Profit Sharing Plan"), and (iii) the Rights issued pursuant to the Rights Agreement, there are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Significant Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Significant Subsidiaries. True and correct copies of all agreements, instruments and other governing documents relating to the 401(k) Plan and the Company Profit Sharing Plan have been furnished to Parent.

            Section 3.3 AUTHORITY; NON-CONTRAVENTION. The Board of Directors of the Company has declared the Merger fair to and advisable and in the best interest of the stockholders of the Company, and the Company has all requisite power and authority to enter into this Agreement and, subject to approval of the Merger by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval of the Merger by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Except as set forth in Section
3.3 of the disclosure statement of the Company dated as of the date hereof, previously delivered to Parent (the "Company Disclosure Schedule"), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Significant Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation or By-laws of the Company (true and complete copies of which as of the date hereof have been delivered to Parent) or any provision of the comparable charter or organization documents of any of its Significant Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Significant Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Significant Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its Significant Subsidiaries is qualified to do business,
(iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement, (iv) such filings as may be required in connection with applicable taxes, (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the corporation, takeover or "Blue Sky" laws of various states, (vi) such filings and approvals as may be required under the Improvements Act, and (vii) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

            Section 3.4 SEC DOCUMENTS. The Company has filed all required documents with the SEC since January 1, 1993 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of the Company or any Subsidiary of the Company of which the executive officers of the Company have knowledge and which is required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the most recent financial statements of the Company included in the Company SEC Documents which is not so reflected or reserved against that individually or in the aggregate would have a Material Adverse Effect on the Company.

            Section 3.5 ENGINEERING REPORTS. All information supplied to Netherland, Sewell & Associates, Inc. ("NSA") by or on behalf of the Company and its Subsidiaries that was material to such firm's preparation of its oil and gas reserve engineering report dated as of December 31, 1994 (the "Company Engineering Report") regarding the Oil and Gas Interests of Plains Petroleum Operating Company, a wholly-owned subsidiary of the Company ("PPOC"), was (at the time supplied or as modified or amended prior to the issuance of the Company Engineering Report) true and correct in all material respects. Except for changes in classification or values of oil and gas reserve or property interests that occurred in the ordinary course of business since December 31, 1994, and except for changes (including changes in commodity prices) generally affecting the oil and gas industry on a nationwide basis, there has been no Material Adverse Change in respect of the Company regarding the matters addressed in the Company Engineering Report. All of the Oil and Gas Interests of the Company and its Subsidiaries are held by PPOC, except the gathering, transportation and automation equipment held by Plains Petroleum Gathering Company, a wholly-owned subsidiary of PPOC ("PPGC").

            Section 3.6 OIL AND GAS RESERVE INFORMATION. (a) None of the wells included in the Oil and Gas Interests of PPOC has been overproduced such that it is subject or liable to being shut-in or to any other overproduction penalty, except where any such overproduction would not have a Material Adverse Effect on the Company.

            (b) There have been no changes proposed in the production allowables for any wells included in the Oil and Gas Interests of PPOC that would have a Material Adverse Effect on the Company.

            (c) All wells included in the Oil and Gas Interests of PPOC have been drilled and (if completed) completed, operated, and produced in accordance with good oil and gas field practices and in compliance in all material respects with applicable oil and gas leases and applicable laws, rules, and regulations, except where any failure or violation would not have a Material Adverse Effect on the Company.

            (d) Neither the Company nor its Significant Subsidiaries has agreed to or is now obligated to abandon any well included in the Oil and Gas Interests of PPOC that is not or will not be abandoned and reclaimed in accordance with the applicable laws, rules, and regulations and good oil and gas industry practices, except where any abandonment would not have a Material Adverse Effect on the Company.

            (e) Proceeds from the sale of Hydrocarbons produced from the Oil and Gas Interests of PPOC are being received by the Company or its Significant Subsidiaries in a timely manner and are not being held by third parties in suspense for any reason (except for amounts, individually or in the aggregate, not in excess of $1,000,000 and held in suspense in the ordinary course of business).

            (f) No person has any call on, option to purchase, or similar rights with respect to the Oil and Gas Interests of PPOC or PPGC or to the production attributable thereto, and upon consummation of the transactions contemplated by this Agreement, the Company or its Significant Subsidiaries will have the right to market production from the Oil and Gas Interests of PPOC on terms no less favorable than the terms upon which such company is currently marketing such production, except where any call or option would not have a Material Adverse Effect on the Company.

            Section 3.7 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of the Stockholder Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company and Parent. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Exchange Act.

            Section 3.8 ABSENCE OF MATERIAL ADVERSE CHANGE. Except as disclosed in the Company SEC Documents filed with the SEC prior to the date hereof, there has not been any Material Adverse Change with respect to the Company (other than changes in oil and gas generally accepted accounting principles or interpretations thereof that affect the oil and gas industry generally or changes in general economic conditions that affect the oil and gas industry on a nationwide basis).

            Section 3.9 POOLING OF INTERESTS; REORGANIZATION. To the knowledge of the Company, neither it nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure to take action would jeopardize the treatment of Sub's combination with the Company in the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure to take action would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code. Without limiting the foregoing: (i) to the knowledge of the executive officers of the Company, there is no plan or intention on the part of the holders of Company Common Stock to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock that would cause paragraph 2 of Section 7.03 of Rev. Proc. 77-37 (as amplified) not to be true as applied to the Merger, and the only Company stockholders beneficially owning more than 5% of the outstanding Company Common Stock are as set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1994,
(ii) as of the Effective Time and immediately following the Merger, the Surviving Corporation will hold "substantially all" of the Company's properties within the meaning of Section 368(a)(2)(E) of the Code and Rev. Proc. 77-37 (as amplified), (iii) there is no intercorporate indebtedness between the Company and Parent, (iv) immediately following the Merger, the Surviving Corporation will be wholly owned directly by Parent, and the Surviving Corporation will not have outstanding any type of right or obligation pursuant to which any person could acquire capital stock of the Surviving Corporation, and (v) the Company has no plan or intention for the Surviving Corporation to issue additional shares of its capital stock following the Merger.

            Section 3.10  TAXES.  Except as otherwise set forth in Section
3.10 of the Company Disclosure Schedule, (i) the Company and each Significant Subsidiary has filed all material Tax Returns required to have been filed on or before the date hereof; (ii) all Taxes shown to be due on the Tax Returns referred in clause (i) have been timely paid or extensions have been duly obtained or such Taxes have been adequately provided for or are being timely and properly contested; (iii) neither the Company nor any Significant Subsidiary has waived any statute of limitations in respect of Taxes of the Company or such Subsidiary; (iv) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately provided for or are being timely and properly contested; and (vii) neither the Company nor any Significant Subsidiary of the Company is a party to an income Tax allocation or sharing agreement with respect to a group of corporations filing Tax Returns on a combined, consolidated or unitary basis.

            Section 3.11 TITLE TO PROPERTY. The Company or its Subsidiaries has good and, with respect to real property, marketable title to all of the material assets reflected on the consolidated financial statements of the Company included in the Company SEC Documents as being owned by it or its Subsidiaries and all of the material assets thereafter acquired by it or its Subsidiaries (except to the extent that such assets have thereafter been disposed of in the ordinary course of business consistent with past practice), subject to no Liens, except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith and (ii) any Liens arising by operation of law securing obligations not yet overdue. Notwithstanding the foregoing, title to the Oil and Gas Interests of the Company and its Subsidiaries is of the type customarily acceptable to prudent investors in Oil and Gas Interests in the area where such Oil and Gas Interests of the Company and its Subsidiaries are located.

            Section 3.12 EMPLOYEE BENEFIT PLANS. With respect to all the employee benefit plans, programs and arrangements maintained for the benefit of any current or former employee, officer or director of the Company or any Subsidiary of the Company (collectively, the "Company Plans"), except as set forth in the Company SEC Documents and except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company: (i) none of the Company Plans is a multiemployer plan within the meaning of ERISA; (ii) none of the Company Plans promises or provides retiree medical or life insurance benefits to any person, except as otherwise required by law in the applicable jurisdiction and, outside of the United States, in accordance with local custom and practice; (iii) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company Plan; (iv) each Company Plan has been operated in all respects in accordance with its terms and the requirements of applicable law; (v) neither the Company nor any Subsidiary of the Company has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement, and no fact or event exists that could reasonably be expected to give rise to any such liability; and (vi) the Company and its Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such Act. Except as set forth in the Company SEC Documents, the aggregate accumulated benefit obligations of each Company Plan subject to Title IV of ERISA (as of the date of the most recent actuarial valuation prepared for such Company Plan) do not exceed the fair market value of the assets of such Company Plan (as of the date of such valuation).

            Section 3.13 LABOR MATTERS. (a) Neither the Company nor any of its Significant Subsidiaries is party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (b) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of the Company, threatened, with regard to employees of the Company or any Significant Subsidiary; (c) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Significant Subsidiaries;
(d) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of the Company are there any campaigns being conducted to solicit cards from the employees of the Company or any Significant Subsidiary of the Company to authorize representation by a labor organization;
(e) neither the Company nor any Significant Subsidiary of the Company is party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of the Company or any Significant Subsidiary of the Company; and (f) the Company and each Significant Subsidiary of the Company are in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on the Company.

            Section 3.14 ENVIRONMENTAL MATTERS. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on the Company, to the knowledge of the executive officers of the Company:

            (i) the Company and its Subsidiaries hold, and are in compliance with and have been in compliance with for the last two years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last two years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by the Company and its Subsidiaries with Environmental Laws;

            (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby or the operation of the business of the Company or any of its Subsidiaries on the date of the Closing;

            (iii) neither the Company nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against the Company or any of its Subsidiaries;

            (iv) neither the Company nor any of its Subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

            (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which the Company or any Subsidiary of the Company would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

            (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of the Company or any of its Subsidiaries under any Environmental Laws.

            Section 3.15 LITIGATION. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule and except as disclosed prior to the date hereof in the Company SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would have a Material Adverse Effect on the Company or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which the Company or any of its Subsidiaries is subject that would have a Material Adverse Effect on the Company or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby.

            Section 3.16 GOVERNMENTAL LICENSES AND PERMITS; COMPLIANCE WITH LAW. Except as disclosed prior to the date hereof in the Company SEC
Documents, since December 31, 1994, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval, the revocation or modification of which would have a Material Adverse Effect on the Company. To the knowledge of the executive officers of the Company, the conduct of the business of each of the Company and its Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

            Section 3.17 REQUIRED VOTE OF THE COMPANY STOCKHOLDERS. The affirmative vote of the holders of not less than a majority of the outstanding shares of the Company Common Stock is required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the stockholders of the Company is required by law, the Restated Certificate of Incorporation or By-laws of the Company or otherwise to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

            Section 3.18  COMPANY ACTION.  The Board of Directors of the
Company (at a meeting duly called and held) unanimously (a) determined that the Merger is fair to and advisable and in the best interests of the Company and its stockholders, (b) approved this Agreement and the Merger in accordance with the

DGCL, (c) resolved to recommend approval and adoption of this Agreement and Merger by the Company's stockholders and (d) directed that this Agreement be submitted to the Company's stockholders. As a result of the approvals and determinations described in clauses (a) and (b) above, the provisions of Article Eleventh of the Restated Certificate of Incorporation of the Company will not be applicable to the Merger as a "Business Transaction" (as defined in such Restated Certificate of Incorporation).

            Section 3.19 SECTION 203 OF THE DGCL NOT APPLICABLE. The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger and the other transactions contemplated hereby the restrictions contained in Section 203 of the DGCL.

            Section 3.20 AMENDMENT TO COMPANY RIGHTS AGREEMENT. (a) The Board of Directors of the Company has taken all necessary action to amend the Rights Agreement so that none of the execution and delivery of this Agreement, the conversion of shares of the Company Common Stock (and associated Rights) into shares of Parent Common Stock and cash in lieu of fractional shares in accordance with Article I of this Agreement, and the consummation of the Merger or any other transaction contemplated hereby will cause (i) the Rights issued pursuant to the Rights Agreement to become exercisable under the Rights Agreement or (ii) Parent or any of Parent's direct or indirect Subsidiaries to be deemed an "Acquiring Person" (as defined in the Rights Agreement). The Company has delivered to Parent a true, correct and complete copy of the Rights Agreement to Parent prior to the date hereof and has delivered a true, correct and complete copy of the aforesaid amendment executed by the Company, a counterpart of which will be promptly delivered to the Rights Agent for its counter-execution.

            (b) The "Distribution Date" (as defined in the Rights Agreement) has not occurred and will not occur as a result of the Merger.

            Section 3.21 OPINION OF FINANCIAL ADVISOR. On the date hereof, the Company has received the written opinion of Goldman, Sachs & Co. to the effect that the Exchange Ratio is fair to the holders of the Company Common Stock.

          Section 3.22 BROKERS. No broker, investment banker or other person, other than Goldman, Sachs & Co. and Batchelder & Partners, Inc., the fees and expenses of each which will be paid by the Company, is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously delivered to Parent a true, correct and complete copy of any engagement or fee agreement between the Company and its Subsidiaries, on the one hand, and Goldman, Sachs & Co. or Batchelder & Partners, Inc., on the other.


                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES REGARDING SUB

            Parent and Sub jointly and severally represent and warrant to the Company as follows:

            Section 4.1 ORGANIZATION AND STANDING. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the Merger and this Agreement.

            Section 4.2 CAPITAL STRUCTURE. The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

            Section 4.3 AUTHORITY; NON-CONTRAVENTION. Sub has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Sub of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and Parent as its sole stockholder, and, except for the corporate filings required by state law, no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and (assuming the due authorization, execution and delivery hereof by the Company) constitutes a valid and binding obligation of Sub enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Sub under, any provision of (i) the

Certificate of Incorporation or By-laws (true and complete copies of which as of the date hereof have been delivered to the Company) of Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Sub or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Sub, materially impair the ability of Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.


                                   ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

            Section 5.1  CONDUCT OF BUSINESS PENDING THE MERGER.

            (a) ACTIONS. During the period from the date of this Agreement through the Effective Time, unless Parent or the Company, as the case may be, shall consent thereto in writing (which consent will not be unreasonably withheld), each of the Company and Parent shall, and each shall cause its respective Subsidiaries to, in all material respects carry on its respective businesses in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the terms of this Agreement, use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, prior to the Effective Time, except as otherwise expressly contemplated by this Agreement (including, but not limited to, Section 5.2) or Section 5.1 of the Company Disclosure Schedule, each of the Company and Parent shall not, and each shall cause its respective Subsidiaries not to, without the prior written consent of the other parties to this Agreement:

            (i) (x) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its respective capital stock, or otherwise make any payments to its respective stockholders in their capacity as such, other than (1) ordinary quarterly dividends by the Company consistent with past practice in an amount not in excess of $.06 per share with respect to Company Common Stock, (2) dividends declared by the Company prior to the date of this Agreement, and (3) dividends payable to the Company declared by any of the Company's

      Subsidiaries or to Parent declared by any of Parent's Subsidiaries, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of each of the Company or Parent, or any of its respective Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except in connection with the terms of their respective stock option plans in existence on February 15, 1995, and in the case of the Company, except in connection with the terms of its 401(k) Plan and the Company Profit Sharing Plan;

            (ii) issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its or its Subsidiaries' capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent (other than, in the case of the Company or Parent, the issuance of Company Common Stock or Parent Common Stock, as the case may be, during the period from the date of this Agreement through the Effective Time (x) upon the exercise of Company Stock Options or Parent stock options, as the case may be, outstanding on the date of this Agreement in accordance with their current terms or (y) in accordance with the terms, existing at the date of this Agreement, of the 401(k) Plan and the Company Profit Sharing Plan in the case of the Company, and the Barrett Resources Corporation 1990 Stock Option Plan and the Barrett Resources Corporation 1994 Stock Option Plan in the case of Parent);

            (iii) amend its Certificate of Incorporation or amend in any material respects its By-laws, other than the Charter Amendment and an amendment to Parent's By-laws to satisfy the condition contained in
      Section 7.2(e);

            (iv) acquire, merge or consolidate with, or purchase a portion of the assets of or equity in, any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, in each case that involves a transaction exceeding $50,000 in the aggregate, or engage in any negotiations with any person or entity concerning any such transaction; PROVIDED, HOWEVER, that the Company and Parent may acquire Oil and Gas Interests in the ordinary course of business consistent with past practice;

            (v) except in the ordinary course of business, sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any business or line of business or any of its assets, in each case that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, or to Parent and its Subsidiaries taken as a whole, respectively;

            (vi) make any capital expenditures, except in the ordinary course of business;

            (vii) (A) pay, discharge, or satisfy any material claims, liabilities, or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of its liabilities or its obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof; (B) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization; (C) enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement; (D) change any accounting principle used by it, except for such changes required to be implemented prior to the Effective Time pursuant to generally accepted accounting principles or rules of the SEC; or (E) settle or compromise any litigation brought against it, other than settlements or compromises of any litigation where the amount paid in settlement or compromise (including without limitation the cost to Parent and its Subsidiaries or the Company and its Subsidiaries, as the case may be, of complying with any provision of such settlement or compromise other than cash payments) does not exceed $200,000, exclusive of amounts covered by insurance;

            (viii) (A) enter into any new, or amend any existing, severance agreement or arrangement, deferred compensation arrangement or employment agreement with any officer, director or employee, except that, subject to
      Section 6.13(e), Parent and the Company may hire additional employees to the extent deemed by their respective managements to be in the best interests of Parent or the Company, as the case may be, PROVIDED, that neither the Company nor Parent may enter into any employment or severance agreement or any deferred compensation arrangement with any such additional employees, (B) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees (other than amendments required by law or to maintain the tax qualified status of such plans under the Code), or (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments and awarded under existing plans and forgiveness of employee indebtedness incurred in connection with relocation loans made under existing policies);

            (ix) except in the ordinary course of business consistent with past practice, (y) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any wholly-owned Subsidiary of the Company or to Parent or any wholly-owned Subsidiary of Parent, respectively; or

            (x) authorize or enter into any agreement to do any of the foregoing.

            (b) ADVICE OF CHANGES. Each of the Company and Parent shall promptly advise the other such party orally and in writing of any change or event which would have a Material Adverse Effect on the Company or Parent, respectively.

            Section 5.2 NO SOLICITATION. From and after the date hereof, the Company will not, and will cause its Subsidiaries and its officers, directors, employees, agents and other representatives and those of any of its Subsidiaries not to, directly or indirectly, solicit or initiate any takeover proposal or offer for the Company, and not to solicit or initiate, directly or indirectly, discussions, negotiations, considerations or inquiries concerning a takeover proposal or offer for the Company, from any person, or engage in discussions or negotiations relating thereto, or provide to any other person any information or data relating to the Company or its Subsidiaries for the purpose of, or have any substantive discussions with, any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any takeover proposal or offer or any inquiry or proposal which would reasonably be expected to lead to any effort or attempt by any other person to seek to effect a takeover proposal or offer, or agree to or endorse any such inquiry, takeover proposal or offer; PROVIDED, HOWEVER, that (i) the Company may engage in discussions or negotiations with a third party who, without the Company taking any action which is proscribed as provided above in this Section 5.2, seeks to initiate such discussions or negotiations or may furnish such third party information concerning the Company and its business, properties or assets (provided that such third party executes a confidentiality agreement with the Company) and (ii) the Company's Board of Directors may take and disclose to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, but in each case referred to in the foregoing clauses (i) and (ii) only to the extent that a majority of the Board of Directors of the Company shall conclude in good faith, after consultation with and based upon the written advice of Sidley & Austin or Richards, Layton & Finger (which advice need not constitute an opinion), that such action is necessary in order for the Board of Directors of the Company not to breach its fiduciary obligations under applicable law.
The Company will promptly (but in no case later than 24 hours) notify Parent of any inquiry, takeover proposal or offer for the Company, including the material terms and conditions thereof, but shall not be required to indicate the identity of the person or group making such takeover proposal or offer. It is agreed and understood that any termination of this Agreement shall be solely pursuant to
Section 8.1 and that, prior to any such termination, the Company shall not enter into any written agreement with any person that provides for, or in any way facilitates, a takeover proposal or offer, other than a confidentiality agreement. Except as permitted by this Section 5.2, the Company and its Subsidiaries and their officers, directors, employees, agents and other representatives will immediately cease the Company's or its Subsidiaries' existing discussions, negotiations and other activities with any parties (other than Parent) relating to any possible takeover proposal or offer. As used in this Agreement, "takeover proposal" or "offer" shall mean any proposal or offer (other than a proposal or offer by Parent or any of its affiliates) for a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company, or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 5.2 by any officer or director or authorized employee, agent or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.2 by the Company.

            Section 5.3 POOLING OF INTERESTS; REORGANIZATION. During the period from the date of this Agreement through the Effective Time, unless the other parties shall otherwise agree in writing, none of Parent, Sub, any other Subsidiary of Parent, the Company nor any Subsidiary of the Company shall (a) knowingly take or fail to take any action which action or failure to act would jeopardize the treatment of Sub's combination with the Company as a pooling of interests for accounting purposes or (b) knowingly take or fail to take any action which action or failure to act would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

            Section 5.4 CONDUCT OF BUSINESS OF SUB PENDING THE MERGER. During the period from the date of this Agreement through the Effective Time, Sub shall not engage in any activities of any nature except as expressly provided in or contemplated by this Agreement or incident thereto.


                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

            Section 6.1 STOCKHOLDER APPROVAL. (a) The Company shall promptly call a meeting of its stockholders (the "Company Stockholder Meeting") for the purpose of voting upon the Merger and shall use its reasonable best efforts to obtain stockholder approval of the Merger. The Company Stockholder Meeting shall be held as soon as practicable following the date upon which the Registration Statement becomes effective, and the Company will, through its Board of Directors (unless the Board of Directors shall conclude in good faith, after consultation with and based upon the written advice of Sidley & Austin or Richards, Layton & Finger (which advice need not constitute an opinion), that not recommending the Merger, or withdrawing or modifying any such recommendation, is necessary in order for the Board of Directors not to breach its fiduciary obligations under applicable law), recommend to its stockholders the approval of the Merger and not rescind its declaration that the Merger is fair to and advisable and in the best interest of the Company and its stockholders; PROVIDED, HOWEVER, that any failure of the Board of Directors of the Company to recommend the approval of the Merger, or any withdrawal or modification of such a recommendation, shall not be deemed a violation of
Section 5.2.

            (b) Parent shall promptly call a meeting of its stockholders (the "Parent Stockholder Meeting" and, together with the Company Stockholder Meeting, the "Stockholder Meetings") for the purpose of voting upon the Charter Amendment and the Share Issuance and shall use its reasonable best efforts to obtain stockholder approval of such matters. Parent will, through its Board of Directors (unless the Board of Directors shall conclude in good faith, after consultation with and based upon the written advice of Simpson Thacher & Bartlett (which advice need not constitute an opinion), that not recommending the Charter Amendment and Share Issuance, or withdrawing or modifying any such recommendation, is necessary in order for the Board of Directors not to breach its fiduciary obligations under applicable law), recommend to its stockholders the approval of the Charter Amendment and the Share Issuance and not rescind its declaration that such transactions are fair to and advisable and in the best interest of Parent and its stockholders. The Parent Stockholder Meeting shall be on the date of the Company Stockholder Meeting or, if such date is not practicable, on the closest date practicable.

            Section 6.2  REGISTRATION STATEMENT AND PROXY STATEMENT.  (a)
Parent and the Company shall prepare and file with the SEC as soon as practicable a proxy statement for use at the Stockholder Meetings (the "Proxy Statement"), and Parent shall prepare and file with the SEC as soon as practicable the Registration Statement (including the Proxy Statement as a prospectus therein) and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Parent shall also take any action required to be taken under state securities or "Blue Sky" laws in connection with the issuance of the Parent Common Stock pursuant to the Merger and the exercise of the Company Stock Options after the Effective Time. The Company and Parent shall furnish each other all information concerning the Company and the holders of Company Common Stock or Parent and the holders of Parent Common Stock, as the case may be, required for use in the Registration Statement and the Proxy Statement, and the Company and Parent each shall take such other actions as the other may reasonably request in connection with the preparation of such Registration Statement and the Proxy Statement and the actions to be taken pursuant to this Section 6.2.

            Section 6.3 ACCESS TO INFORMATION. (a) The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning the Company, its business, properties and personnel as Parent may reasonably request. In no event shall the Company be required to supply to Parent, or to Parent's accountants, counsel, financial advisors or other representatives, any information relating to indications of interest from, or discussions with, any other potential acquirors of the Company which were received or conducted prior to the date hereof except to the extent necessary for use in the Registration Statement. Except as required by law, Parent will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of the Company. In the event of termination of this Agreement for any reason, Parent shall promptly return or destroy all nonpublic documents so obtained from the Company or any of its Subsidiaries and any copies made of such documents for Parent. Parent shall not, and shall cause its affiliates, associates and representatives not to, use any nonpublic information regarding the Company and its Subsidiaries in any way detrimental to the Company and its Subsidiaries.

            (b) Parent shall, and shall cause each of its Subsidiaries to, afford to the Company, and to Company's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the Effective Time to all their respective properties, books, contracts, commitments and records and, during such period, Parent shall, and shall cause each of its Subsidiaries to, furnish promptly to the Company (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning Parent, its business, properties and personnel as the Company may reasonably request. Except as required by law, the Company will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Parent. In the event of termination of this Agreement for any reason, the Company shall promptly return or destroy all nonpublic documents so obtained from Parent or any of its Subsidiaries and any copies made of such documents for the Company. The Company shall not, and shall cause its affiliates, associates and representatives not to, use any nonpublic information regarding Parent and it Subsidiaries in any way detrimental to Parent and its Subsidiaries.

            (c) No investigation pursuant to this Section 6.3 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

            Section 6.4 COMPLIANCE WITH THE SECURITIES ACT; POOLING. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying all persons who, at the time of the Stockholder Meetings, may be deemed to be "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as an Affiliate in such list to deliver to Parent on or prior to the Effective Time a written agreement, in the form previously approved by the parties hereto, that such Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such possible Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities

Act and that such Affiliate will not sell or in any other way reduce such Affiliate's risk relative to any shares of Parent Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1), until such time as financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

            Section 6.5 STOCK EXCHANGE LISTING. Parent shall use its reasonable best efforts to list on the NYSE, upon official notice of issuance, the shares of Parent Common Stock to be issued in connection with the Merger and pursuant to the Company Stock Options.

            Section 6.6 FEES AND EXPENSES. (a) Whether or not the Merger is consummated, except as provided in Section 6.6(b), all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

            (b) (i) Notwithstanding any provision in this Agreement to the contrary, if Parent terminates this Agreement pursuant to Section 8.1(b)(i) or 8.1(e), then the Company shall pay to Parent, within five business days following such termination, an amount in cash equal to all out-of-pocket expenses actually and reasonably incurred by Parent and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby. In addition, if within nine months after such termination the Company enters into an agreement with respect to a Third Party Acquisition of the Company (the "Company Acquisition Agreement") or there shall have occurred, or the Board of Directors shall have recommended to the stockholders of the Company or resolved to do so, a Third Party Acquisition, then upon the earliest of such events, the Company shall immediately pay to Parent an amount in cash equal to $8,000,000 less the amount paid by the Company to Parent pursuant to the immediately preceding sentence in respect of Parent's expenses.

                  (ii) Notwithstanding any provision in this Agreement to the contrary, if Parent terminates this Agreement pursuant to Section 8.1(b)(ii) or the Company terminates this Agreement pursuant to Section 8.1(c)(ii), and, in addition, within nine months after such termination the Company enters into a Company Acquisition Agreement or there shall have occurred, or the Board of Directors shall have recommended to the stockholders of the Company or resolved to do so, a Third Party Acquisition, then, upon the earliest of such events, the Company shall immediately pay to Parent cash in the amount of $8,000,000.

                  (iii) Notwithstanding any provision in this Agreement to the contrary, if Parent terminates this Agreement pursuant to Section 8.1(f)(i), then the Company shall immediately pay to Parent cash in the amount of $5,000,000. In addition, if within nine months thereafter the Company enters into a Company Acquisition Agreement or there shall have occurred, or the Board of Directors shall have recommended to the stockholders of the Company or resolved to do so, a Third Party Acquisition, then upon the earliest of such events, the Company shall immediately pay to Parent cash in the amount of $3,000,000.

                  (iv) Notwithstanding any provision in this Agreement to the contrary, if the Company terminates this Agreement pursuant to Section 8.1(h) or Parent terminates this Agreement pursuant to Sections 8.1(f)(ii) or 8.1(i), then the Company shall immediately pay to Parent cash in the amount of $8,000,000.

                  (v) The Company shall in no event be obligated to make payments under this Section 6.6(b) exceeding, in the aggregate, $8,000,000.

            (c) For purposes of this Agreement, the term "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger, tender offer or otherwise, other than by Parent or any of its affiliates, (ii) except as contemplated by clause (iii) of this Section 6.6(c), the acquisition of more than 20% of the outstanding shares of Company Common Stock (measured after such issuance), or securities exercisable, convertible or exchangeable into more than 20% of the outstanding shares of Company Common Stock (assuming the exercise, conversion or exchange of such securities), or any other securities which represent, or are exercisable, convertible or exchangeable into securities which represent, more than 20% of the voting power of the outstanding securities of the Company (assuming the exercise, conversion or exchange of such securities) ordinarily (absent the occurrence of any contingency) having the right to vote in the election of directors of the Company, by any person other than Parent or its affiliates or
(iii) the issuance to any person (other than Parent or its affiliates) of more than 30% of the outstanding shares of Company Common Stock (measured after such issuance), or securities exercisable, convertible or exchangeable into more than 30% of the outstanding shares of Company Common Stock (assuming the exercise, conversion or exchange of such securities), or any other securities which represent, or are exercisable, convertible or exchangeable into securities which represent, more than 30% of the voting power of the outstanding securities of the Company (assuming the exercise, conversion or exchange of such securities) ordinarily (absent the occurrence of any contingency) having the right to vote in the election of directors of the Company, in connection with an acquisition by the Company of any other person or entity.

            Section 6.7 COMPANY STOCK OPTIONS. No later than the Effective Time, each option to purchase shares of Company Common Stock (a "Company Stock Option") which is outstanding immediately prior to the Effective Time pursuant to the Company's stock option plans (the "Stock Plans") shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substituted Option") (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest whole cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time divided by the Exchange Ratio. Parent shall pay cash to holders of Company Stock Options in lieu of issuing fractional shares of Parent Common Stock upon the exercise of Company Stock Options for shares of Parent Common Stock. After the Effective Time, except as provided above in this Section 6.7, each Substituted Option shall be exercisable upon the same terms and conditions as were applicable under the related Company Stock Option simultaneously with the Effective Time.

            Section 6.8 REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto, including (a) the obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, including but not limited to any filing under the Improvements Act, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that neither of the parties shall be under any obligation to take any action to the extent that the Board of Directors of such party shall conclude in good faith, after consultation with and based upon the written advice of Sidley & Austin or Richards, Layton & Finger in the case of the Company, and Simpson Thacher & Bartlett, in the case of Parent, (which advice in each case need not constitute an opinion), that such action would cause a breach of that board of directors' fiduciary obligations under applicable law, and (e) the obtaining of a written agreement, concurrently with the execution of this Agreement or as soon as practicable thereafter, from each of the individuals identified in Section 6.8 of the Parent Disclosure Schedule and
Section 6.8 of the Company Disclosure Schedule, to vote at the Stockholder Meetings the shares of Parent Common Stock or Company Common Stock, as the case may be, beneficially owned by such individuals in favor of this Agreement, the Merger and the transactions contemplated hereby (in the case of the Company Stockholder Meeting), and this Agreement, the Charter Amendment, the Share Issuance and the transactions contemplated hereby (in the case of the Parent Stockholder Meeting). Notwithstanding anything to the contrary in this Section 6.8, neither party shall be required to agree to, nor shall either party without the prior consent of the other party commit to, any divestiture transaction.

            Section 6.9 PUBLIC ANNOUNCEMENTS. Before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other, and will undertake reasonable efforts to agree upon the terms of such press release, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange.

            Section 6.10 REAL ESTATE TRANSFER AND GAINS TAX. Parent and the Company agree that either the Company or the Surviving Corporation will pay any real property transfer or gains tax or similar tax, in each case attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Gains Taxes"), and any penalties or interest with respect to the Gains Taxes, payable in connection with the consummation of the Merger. The Company agrees to cooperate with Sub in the filing of any returns with respect to the Gains Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company or its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Sub or Parent in its reasonable discretion. The stockholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.10 in the preparation of any return with respect to the Gains Taxes.

            Section 6.11 INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE. From and after the Effective Time, Parent agrees to indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the full extent such persons may be indemnified by the Company pursuant to the Company's Certificate of Incorporation and By-Laws for acts or omissions occurring at or prior to the Effective Time and shall advance reasonable litigation expenses incurred by such officers and directors in connection with defending any action arising out of such acts or omissions. In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years from the Effective Time, the Company's current directors and officers with an insurance and indemnification policy that provides coverage for events occurring through the Effective Time (the "D&O Insurance") that is no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; PROVIDED, HOWEVER, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of two times the last annual premium paid by the Company prior to the date hereof (which annual premium the Company represents and warrants to have been $90,274 in the aggregate), but in such case shall purchase as much coverage as possible for such amount.

            Section 6.12 EMPLOYEE BENEFITS. At the Effective Time, all employee benefits plans and programs shall terminate, and subject to all applicable laws, and all vested rights and benefits of such benefit plans and programs shall be distributed to the eligible recipients in accordance with the terms of such plans of the Company and its Subsidiaries; PROVIDED, HOWEVER, that with respect to the qualified benefit plans, the parties may elect prior to the Effective Time to freeze benefit accruals in lieu of terminating the plans as of the Effective Time. The officers and employees of the Company and its Subsidiaries shall be provided with employee benefits under plans and programs which, in the aggregate, are no less favorable than those provided pursuant to the plans and programs of Parent and its Subsidiaries in effect on the date hereof (including but not limited to stock option, incentive compensation, deferred compensation, pension, life insurance, medical, profit sharing (including 401(k)), severance, salary continuation and fringe benefits). If Parent or any of its Subsidiaries shall at any time provide benefits to retirees of Parent or any of its Subsidiaries, retirees of the Company and its Subsidiaries shall be provided benefits which, in the aggregate, are no less favorable than those provided to retirees of Parent and its Subsidiaries. For purposes of eligibility to participate in and vesting in all benefits provided to retirees, officers and employees, individuals who are retirees, officers and employees of the Company and its Subsidiaries as of the Effective Time or who are thereafter employed pursuant to Section 6.13(e) will be credited with their years of service with the Company and its Subsidiaries and years of service with prior employers to the extent service with prior employers is taken into account under analogous plans of the Company. With respect to officers or employees of the Company or its Subsidiaries at the Effective Time who become eligible to participate in the medical plan of Parent, (i) no condition that was eligible for coverage under any medical plan of the Company shall be excluded from coverage under the medical plan of Parent as a pre-existing condition and (ii) amounts paid before the Effective Time by officers and employees of the Company under any medical plans of the Company with respect to the plan year containing the Effective Time shall after the Effective Time be taken into account in applying deductibles and maximum out-of-pocket limits applicable under the medical plan of Parent provided as of the Effective Time with respect to the balance of such plan year to the same extent as if such amounts had been paid under such medical plan of Parent.

            Section 6.13  STAY BONUSES; MERIT BONUSES; SEVERANCE POLICY.
(a) From the date hereof up to the Effective Time, after consultation with Parent, the Company shall be permitted to offer and pay bonuses, in addition to any bonuses or payments pursuant to any existing bonus or incentive plans of the Company, payable to (i) non-officer employees who remain in the employ of the Company or its Subsidiaries until a date set by the Company, which date shall be no earlier than the date three months after the Effective Time ("Company Stay Bonuses"), or (ii) non-officer employees whose performance and dedication to the Company or its Subsidiaries merits, in the discretion of the Chief Executive Officer of the Company, special compensation ("Company Merit Bonuses"); PROVIDED, HOWEVER, that the aggregate amount paid by the Company pursuant to such Company Stay Bonuses and Company Merit Bonuses shall be no greater than $625,000.

            (b) From the date hereof up to the Effective Time, after consultation with the Company, Parent shall be permitted to offer and pay bonuses, in addition to any bonuses or payments pursuant to any existing bonus or incentive plans of Parent, payable to (i) non-officer employees who remain in the employ of Parent or its Subsidiaries until a date set by Parent, which date shall be no earlier than the date three months after the Effective Time ("Parent Stay Bonuses"), or (ii) non-officer employees whose performance and dedication to Parent or its Subsidiaries merits, in the discretion of the Chief Executive Officer of Parent, special compensation ("Parent Merit Bonuses"); PROVIDED, HOWEVER, that the aggregate amount paid by Parent pursuant to such Parent Stay Bonuses and Parent Merit Bonuses shall be no greater than $625,000.

            (c) With respect to officers and employees who are or will be terminated, Parent shall maintain the Company's severance policy as in effect on the date hereof, or shall replace such policy with a policy providing equal or more favorable compensation, for a period of at least two years from the Effective Time.

            (d) Parent shall honor or cause to be honored all severance and employment agreements that existed as of February 15, 1995 with the Company's officers and employees. The Company has provided to Parent a true, correct and complete copy of each such severance agreement and employment agreement with the Company's officers and employees. The Company represents and warrants that it has not entered into any such severance or employment agreements after February 15, 1995.

            (e) To the extent not inconsistent with any applicable law or regulation, for one year after the Effective Time, before filling any job vacancy or newly created position, Parent and its Subsidiaries will undertake reasonable efforts to send written notification of such vacancy or position to any officers or employees of the Company and its Subsidiaries who were terminated subsequent to the Effective Time by the Company, the Parent, or a Subsidiary of either of them and who had been employed in a comparable position at the Effective Time. Determination of a comparable position shall be solely in the reasonable discretion of the Parent and its Subsidiaries. Any such notice will be sent to the address of the employee last appearing on the records of the Company. Upon sending any such notice, the Company shall have satisfied its obligations hereunder.

            In addition to the matters set forth above, if any former employee of the Company or its Subsidiaries is hired by Parent or its Subsidiaries in accordance with this Section 6.13(e) within one year after the Effective Time, the years of service of such employee with the Company, its Subsidiaries and any prior employer shall be credited for purposes of eligibility and vesting as provided in Section 6.12 and, in the case of employment opportunities requiring a relocation of the employee's place of residence, such employee will be provided relocation expenses and reimbursement under Parent's reimbursement policy for transferred or newly hired employees in effect on the date hereof.

            (f) Promptly after the Effective Time, Parent and its Subsidiaries shall enter into an agreement with a professional outplacement agency to provide reasonable and customary outplacement services ("Outplacement Services") to officers and employees of the Company and its Subsidiaries who are terminated as a result of, or within eighteen months following, the Merger, which Outplacement Services provided to Senior Management shall include one-on-one counseling and assistance; PROVIDED, HOWEVER, that the aggregate amount paid by the Parent and its Subsidiaries in connection with such Outplacement Services shall be no greater than $100,000. For purposes of this Section 6.13(f), "Senior Management" means those individuals identified in Section 6.13(f) of the Company Disclosure Schedule.


                                  ARTICLE VII

                     CONDITIONS PRECEDENT TO THE MERGER

            Section 7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver (where permissible) at or prior to the Effective Time of each of the following conditions:

            (a) STOCKHOLDER APPROVAL. The Merger shall have been approved by the requisite vote of the holders of Company Common Stock, and the Charter Amendment and Share Issuance shall have been approved by the requisite vote of the holders of Parent Common Stock.

            (b) NYSE LISTING. The Parent Common Stock issuable in the Merger and pursuant to the Company Stock Options shall have been authorized for listing on the NYSE, upon official notice of issuance.

            (c) IMPROVEMENTS ACT WAITING PERIOD. The applicable waiting period under the Improvements Act shall have expired or been terminated.

            (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or "Blue Sky" authorizations shall have been received.

            (e) NO ORDER. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Merger or the transactions contemplated hereby; PROVIDED that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

            (f) OTHER APPROVALS. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a Material Adverse Effect on Parent (assuming the Merger had taken place) shall have been obtained, shall have occurred or shall have been filed.

            Section 7.2 CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions; PROVIDED that the Company may waive any of such conditions in its sole discretion:

            (a) PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Parent and Sub shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date, in each case except as contemplated or permitted by this Agreement.

            (b) OFFICERS' CERTIFICATE. Parent shall have furnished to the Company a certificate, dated the Effective Time, signed by the appropriate officers of Parent, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in this Section 7.2(a) have been satisfied in full.

            (c) OPINION OF BEARMAN TALESNICK & CLOWDUS PROFESSIONAL Corporation. The Company shall have received an opinion from Bearman Talesnick & Clowdus Professional Corporation, dated the Effective Time, substantially to the effect that:

            (i) The incorporation, existence and good standing of Parent and Sub are as stated in this Agreement; the authorized shares of Parent and Sub are as stated in this Agreement; all outstanding shares of Parent Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

            (ii) Each of Parent and Sub has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by Parent or Sub, as the case may be, and (assuming due and valid authorization, execution and delivery by the Company) constitutes the legal, valid and binding agreement of Parent or Sub.

            (iii) The execution and performance by Parent and Sub of this Agreement will not violate the Certificates of Incorporation or By-Laws of Parent and Sub, respectively, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which Parent and Sub is a party or by which they or any of their properties or assets may be bound.

            (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Parent and Sub for the consummation of the transactions contemplated by this Agreement.

            (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Parent, its Significant Subsidiaries or Sub, by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

            (vi) (A) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

            (B) In the course of the preparation of the Registration Statement and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company, as to which such counsel expresses no belief), at the time the Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (vii) The shares of Parent Common Stock to be issued pursuant to this Agreement will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable.

            (viii) The shares of Parent Common Stock included in the Registration Statement have been listed on the NYSE subject to official notice of issuance and evidence of satisfactory distribution.

In rendering such opinion, counsel for Parent may rely as to matters of fact upon the representations of officers of Parent or Sub contained in any certificate delivered to such counsel and certificates of public officials.
Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Colorado.

            (d) OPINION OF SIMPSON THACHER & BARTLETT. The Company shall have received an opinion from Simpson Thacher & Bartlett, dated the Effective Time, substantially to the effect that:

            (i) (A) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

            (B) In the course of the preparation of the Registration Statement and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the

      Company as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by the Company, as to which such counsel expresses no belief), at the time the Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (ii) The shares of Parent Common Stock to be issued pursuant to this Agreement will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable.

            (iii) The shares of Parent Common Stock included in the Registration Statement have been listed on the NYSE subject to official notice of issuance and evidence of satisfactory distribution.

In rendering such opinion, counsel for Parent may rely as to matters of fact upon the representations of officers of Parent or Sub contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

            (e) PARENT BOARD OF DIRECTORS. Parent's Board of Directors shall have taken all necessary and appropriate actions to cause the number of directors comprising the full Board of Directors of Parent at the Effective Time to be increased by four and the vacancies thus created to be filled at the Effective Time by the election of four new directors, each of whom shall have been designated by the Company prior to the Effective Time.

            Section 7.3 CONDITIONS TO OBLIGATIONS OF PARENT AND SUB TO EFFECT the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, PROVIDED that Parent may waive any such conditions in its sole discretion:

            (a)  PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES.
The Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date and each of the representations and warranties that is not so qualified shall be true in all material respects on and as of the Effective Time as if made on and as of such date, in each case except as contemplated or permitted by this Agreement.

            (b) THIRD PARTY CONSENTS. All required authorizations, consents or approvals of any third party (other than a Governmental Entity), the failure to obtain which would have a Material Adverse Effect on Parent (assuming the Merger had taken place), shall have been obtained.

            (c) ACCOUNTING. Based on the advice of Arthur Andersen LLP and such other advice as Parent may deem relevant, Parent shall have no reasonable basis for believing that following the Merger, the combination of the Company and Sub may not be accounted for as a "pooling of interests" in accordance with generally accepted accounting principles.

            (d) OFFICERS' CERTIFICATE. The Company shall have furnished to Parent a certificate, dated the Effective Time, signed by the appropriate officers of the Company, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in this Section 7.3(a) have been satisfied.

            (e) OPINION OF SIDLEY & AUSTIN. Parent shall have received an opinion of counsel from Sidley & Austin, special counsel to the Company, dated the Effective Time, substantially to the effect that:

            (i) The incorporation, existence, good standing and capitalization of the Company are as stated in this Agreement; the authorized shares of Company Common Stock are as stated in this Agreement; all outstanding shares of Company Common Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of stockholders; and, to the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating the Company to issue or sell, or to purchase or redeem, any shares of its capital stock other than as stated in this Agreement.

            (ii) The Company has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due and valid authorization, execution and delivery by Parent and Sub) constitutes the legal, valid and binding agreement of the Company.

            (iii) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting the Company or its Significant Subsidiaries, by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

            (iv) The execution and performance by the Company of this Agreement will not violate the Certificate of Incorporation or By-laws of the Company.

            (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of the Company or any of its Subsidiaries for consummation of the transactions contemplated by this Agreement.

            (vi) (A) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Sub as to which such counsel expresses no opinion) complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder.

            (B) In the course of the preparation of the Registration Statement and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by or Parent or Sub, as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Sub, as to which such counsel expresses no belief), at the time the Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, counsel for the Company may rely as to matters of fact upon the representations of officers of the Company and its Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials.

            Such opinion should be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America.

            (f) OPINION OF GENERAL COUNSEL. Parent shall have received an opinion of counsel from Eugene A. Lang, Jr., General Counsel to the Company, dated the Effective Time, substantially to the effect that:

            (i) The incorporation, existence and good standing of Significant Subsidiaries are as stated in this Agreement.

            (ii) All of the issued and outstanding shares of capital stock of Significant Subsidiaries are owned of record and, to the knowledge of such counsel, beneficially by the Company, and such counsel is aware of no liens, charges and encumbrances on any such shares.

            (iii) To the knowledge of such counsel, there is no existing option, warrant, right, call, subscription or other agreement or commitment obligating the Company or Significant Subsidiaries to issue or sell, or to purchase or redeem, any shares of capital stock of Significant Subsidiaries.

            (iv) The execution and performance by the Company of this Agreement will not violate the Certificate of Incorporation or By-laws of any of the Company's Subsidiaries, and, to the knowledge of such counsel, will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which the Company or any of its Subsidiaries is a party or to which they or any of their properties or assets may be bound.

            (v) In the course of the preparation of the Registration Statement and the Proxy Statement such counsel has considered the information set forth therein in light of the matters required to be set forth therein, and has participated in conferences with officers and representatives of the Company and Parent, including their respective counsel and independent public accountants, during the course of which the contents of the Registration Statement and the Proxy Statement and related matters were discussed. Such counsel has not independently checked the accuracy or completeness of, or otherwise verified, and accordingly is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Proxy Statement; and such counsel has relied as to materiality, to a large extent, upon the judgment of officers and representatives of the Company and Parent. However, as a result of such consideration and participation, nothing has come to such counsel's attention which causes such counsel to believe that the Registration Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by or Parent or Sub, as to which such counsel expresses no belief), at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Proxy Statement (other than the financial statements, financial data, statistical data and supporting schedules included therein, and information relating to or supplied by Parent or Sub, as to which such counsel expresses no belief), at the time the Registration Statement became effective, at the time of mailing or at the time of the Stockholder Meetings, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel for the Company may rely as to matters of fact upon the representations of officers of the Company and its Subsidiaries contained in any certificate delivered to such counsel and certificates of public officials.

            Such opinion should be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Colorado.

                                 ARTICLE VIII

                      TERMINATION, AMENDMENT AND WAIVER

            Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of the Company:

            (a)  by mutual written consent of Parent and the Company;

            (b) by Parent if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by the Company prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by the Company of notice of such failure to comply, (ii) the stockholders of the Company shall have failed to approve the Merger at the Company Stockholder Meeting, or (iii) the stockholders of Parent shall have failed to approve the Charter Amendment or the Share Issuance at the Parent Stockholder Meeting;

            (c) by the Company if (i) Parent or Sub shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Parent or Sub prior to the date of such termination, which failure to comply has not been cured within five business days following receipt by Parent of notice of such failure to comply, (ii) the stockholders of the Company shall have failed to approve the Merger at the Company Stockholder Meeting, or (iii) the stockholders of Parent shall have failed to approve the Charter Amendment or the Share Issuance at the Parent Stockholder Meeting;

            (d) by either Parent or the Company if (i) the Merger has not been effected on or prior to the close of business on December 31, 1995; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date, or (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

            (e) by either Parent or the Company if there has been (i) a material breach by the other of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of notice of the breach;

            (f) by Parent, (i) if the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is fair to and advisable and in the best interest of the Company and its stockholders, or shall have resolved to do so, or (ii) if the Board of Directors of the Company shall have recommended, or shall have resolved to recommend, to the stockholders of the Company any takeover proposal or offer for the Company;

            (g) by the Company if the Board of Directors of Parent shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of this Agreement, the Charter Amendment and the Share Issuance or declaration that such transactions are fair to and advisable and in the best interest of Parent and its stockholders, or shall have resolved to do so;

            (h) by the Company if there is an offer to acquire all of the outstanding shares of Company Common Stock or substantially all of the assets of the Company for consideration that provides stockholders of the Company a value per share of Company Common Stock which, in the good faith judgment of the Board of Directors of the Company, provides a higher value per share than the consideration per share pursuant to the Merger; or

            (i)  by Parent, if a Third Party Acquisition occurs.

            Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of the Company, Parent or Sub or their respective officers or directors (except as set forth in the last three sentences of Section 6.3(a) and (b), which shall survive the termination); PROVIDED, HOWEVER, that nothing contained in this Section 8.2 shall relieve any party hereto from any liability for any breach of this Agreement; and PROVIDED, FURTHER, that, (i) any termination under Section 8.1(h) shall not become effective until the fee required to be paid pursuant to Section 6.6(b)(iv) shall have been paid to Parent, (ii) if this Agreement is terminated pursuant to Sections 8.1(b)(i) or 8.1(e), the provisions of Section 6.6(b)(i) shall survive until any payments required to be made thereunder are made, (iii) if this Agreement is terminated pursuant to Section 8.1(b)(ii) or Section 8.1(c)(ii), the provisions of Section 6.6(b)(ii) shall survive until any payments required to be made thereunder are made, (iv) if this Agreement is terminated pursuant to Section 8.1(f)(i), the provisions of Section 6.6(b)(iii) shall survive until any payments required to be made thereunder are made, and (v) if this Agreement is terminated pursuant to Sections 8.1(f)(ii) or 8.1(i), the provisions of Section 6.6(b)(iv) shall survive until any payments required to be made thereunder are made.

            Section 8.3 AMENDMENT. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the Merger by the stockholders of the Company but, after any such approval by stockholders of the Company, no amend-ment shall be made which changes the Exchange Ratio as provided in Section 1.5 or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            Section 8.4 WAIVER. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
                                  ARTICLE IX

                             GENERAL PROVISIONS

            Section 9.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

            Section 9.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to Parent or Sub, to

                        Barrett Resources Corporation
                        1125 Seventeenth Street
                        Suite 2400
                        Denver, Colorado  80202
                        Attention:  J. Frank Keller
                                    Executive Vice President
            with copies to:

                        Alan L. Talesnick
                        Bearman Talesnick & Clowdus P.C.
                        1200 Seventeenth Street, Suite 2600
                        Denver, Colorado 80202

                                    and

                        John W. Carr
                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, New York  10017

            (b)   if to the Company, to

                        Plains Petroleum Company
                        12596 West Bayaud Avenue, Suite 400
                        Lakewood, Colorado 80228
                        Attention:  James A. Miller, Chairman and
                                    Chief Executive Officer

            with copies to:

                        Eugene A. Lang, Jr.
                        Plains Petroleum Company
                        12596 West Bayaud Avenue, Suite 400
                        Lakewood, Colorado 80228

                                    and

                        Thomas A. Cole
                        Sidley & Austin
                        One First National Plaza
                        Chicago, Illinois  60603

            Section 9.3 INTERPRETATION. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof", "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            Section 9.4 COUNTERPARTS. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            Section 9.5 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, including the documents and instruments referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) except for the provisions of Sections 6.11, 6.12 and 6.13 (other than Section 6.13(e)), is not intended to confer upon any person other than the parties any rights or remedies hereunder; PROVIDED, HOWEVER, that attorneys for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 7.2(b) and 7.3(d).

            Section 9.6 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            Section 9.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly-owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            Section 9.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

            Section 9.9 ENFORCEMENT OF THIS AGREEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

            Section 9.10 JURISDICTION AND VENUE. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Colorado or any court of the State of Delaware in any action, suit or proceeding arising from or in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on FORUM NON CONVENIENS or any other objection to venue therein).

            IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                          BARRETT RESOURCES CORPORATION


                                          By /s/ William J. Barrett
                                            ----------------------------
                                            William J. Barrett
                                            Chairman and Chief
                                               Executive Officer


Attest:


/s/ J.F. Keller
- ---------------------------
J.F. Keller
Executive Vice President


                                          VANILLA CORPORATION


                                          By /s/ William J. Barrett
                                            ----------------------------
                                            William J. Barrett
                                            Chief Executive Officer


Attest:


/s/ J.F. Keller
- ---------------------------
J.F. Keller
Vice President and Secretary


                                          PLAINS PETROLEUM COMPANY


                                          By /s/ James A. Miller
                                            ----------------------------
                                            James A. Miller
                                            Chairman and Chief
                                               Executive Officer


Attest:


/s/ Eugene A. Lang, Jr.
- ---------------------------
Eugene A. Lang, Jr.
Secretary